Renewable Energy Group Reports Second Quarter 2014 Financial Results
Q2 2014 Highlights

•	77 million gallons sold, up 11% y/y

•	56 million gallons produced, down 1% y/y

•	Net income of $11 million

•	Adjusted EBITDA of $6 million

•	Total assets surpassed $1 billion

•	Completed acquisitions of Syntroleum Corporation and Dynamic Fuels, LLC

•	Executed $143.75 million convertible debt financing
Ames, IA, August 4, 2014 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ:REGI) today announced its financial results for the second quarter ended June 30, 2014.
Revenues for the quarter were $332.9 million. Compared to the second quarter of 2013, REG sold 11% more gallons of biomass-based diesel, while revenue decreased by 13% and adjusted EBITDA decreased by 86%.
"Our second quarter results demonstrate the resilience of our business in the face of challenging market conditions," said Daniel J. Oh, President and Chief Executive Officer. "We believe the industry has worked through the excess inventory from year-end and we have seen demand increase since the first quarter."
Oh continued, "During second quarter, REG demonstrated its ability to operate an expanding business while also investing for future growth. On top of ramping up gallons sold 63% from first quarter, we executed a complex series of transactions in order to acquire Syntroleum and Dynamic Fuels. Integration of both are underway and we are excited about the new employees, technology and products added to REG. With these acquisitions, our total assets now exceed $1 billion."
Second Quarter 2014 Operating Highlights
For the second quarter, REG sold 77.2 million gallons of biodiesel, an increase of 11% compared to the second quarter of 2013. REG produced 56.2 million gallons of biodiesel during the quarter, a 1% decrease when compared to the second quarter of 2013. The balance of the gallons sold consisted of 10.1 million gallons purchased from third parties and resold through the Company’s distribution network and 10.9 million gallons from inventory.
REG continues to actively prepare for future production growth. The Company's two most recent biodiesel acquisitions, REG Mason City and REG New Boston, are now able to run at nameplate capacity. All upgrades are complete at REG Albert Lea, while previously announced upgrades to increase feedstock flexibility are progressing at REG Newton and REG Mason City. The Company also prepared for future improvements at its Danville, Illinois facility with the acquisition and rezoning of adjacent land. Finally, REG maintains a toll manufacturing arrangement that offers additional production capacity flexibility.
As announced in early June, the Company launched REG Synthetic Fuels, LLC with the acquisition of Syntroleum Corporation, which included Syntroleum’s 50% interest in Dynamic Fuels, a 75-million gallon per year nameplate capacity renewable diesel biorefinery located in Geismar, Louisiana. REG Synthetic Fuels acquired the remaining 50% of Dynamic Fuels from Tyson Foods a few days after the Syntroleum acquisition.  Dynamic Fuels, LLC was renamed REG Geismar following the acquisition.
Second Quarter 2014 Financial Results
All figures refer to the quarter ending June 30, 2014, unless otherwise noted.
Revenues of $332.9 million decreased 13% when compared to the second quarter of 2013. The decline is attributable to a reduction in average sales price and lower RIN prices, which more than offset the 11% increase in gallons sold. The average price per gallon of biodiesel sold during the second quarter was $3.67, 21.4% lower than in the same quarter of 2013.
Gross profit was $15.2 million, or 4.6% of revenues, compared to gross profit of $50.2 million, or 13.0% of revenues, for the second quarter of 2013. The decrease in gross profit resulted from margin compression caused by lower selling prices.
Operating loss was $0.5 million, compared to operating income of $39.0 million for the second quarter of 2013.
Net income attributable to common stockholders was $10.8 million, or $0.27 per share on a fully diluted basis. This compares to net income of $19.6 million, or $0.62 per share on a fully diluted basis in the second quarter of 2013. For the second quarter of 2014, a tax benefit of $11.9 million was recognized primarily from the release of a valuation allowance resulting from recording deferred tax liabilities related to the acquisitions of Syntroleum and Dynamic Fuels and the convertible debt offering.
Second Quarter 2014 Balance Sheet
At June 30, 2014, REG had liquid assets, which includes cash, cash equivalents and marketable securities, of $125.9 million, a decrease of $10.2 million during the quarter. REG raised $139.2 million in cash from the convertible debt financing. Of those funds, $101.3 million was put in escrow as restricted cash supporting REG Geismar’s obligation on $100 million of Gulf Opportunity Zone Bonds issued for Dynamic Fuels in 2008, $30 million was used to acquire Tyson Foods, Inc.'s interest in Dynamic Fuels, LLC and $11.9 million to acquire a capped call relating to the convertible debt.
At June 30, 2014, accounts receivable were $48.4 million, or 13 days of sales, an increase of $17.4 million from March 31, 2014. Inventory was $70.2 million, or 20 days of sales, a decrease of $23.9 million during the quarter.
The table below summarizes REG’s results for Q2 2014.
REG Q2 2014 Revenues and Adjusted EBITDA Summary
(dollars and gallons in thousands)

	Q2 2014	Q2 2013	Y/Y Change
Gallons sold	77,173	69,224	11.5%
Average selling price	$3.67	$4.67	(21.4)%
Total revenues	$332,918	$384,735	(13.5)%
Adjusted EBITDA	$5,698	$41,927	(86.4)%
Adjusted EBITDA margin (1)	1.7%	10.8%

(1)	Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenues.

Adjusted EBITDA Reconciliation
The Company uses earnings before interest, taxes, depreciation and amortization, and further adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives. The following table sets forth Adjusted EBITDA for the periods presented, as well as reconciliation to net income:

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
(In thousands)
Net income (loss)	$11,007	$23,130	$8,648	$69,533
Adjustments:
Income tax (benefit) expense	(11,919)	15,314	(12,026)	45,503
Interest expense	1,204	604	1,755	1,180
Other (income) expense, net	(384)	(93)	(432)	(210)
Change in fair value of contingent liability	(384)	—	(384)	—
Straight-line lease expense	(150)	(162)	(313)	(321)
Depreciation	3,190	2,296	6,194	4,376
Amortization	(184)	(191)	(369)	(390)
Non-recurring lease cancellation (1)	1,904	—	1,904	—
Non-recurring business interruption	—	—	—	(863)
Non-cash stock compensation	1,414	1,029	2,649	2,385
Adjusted EBITDA before 2012 blenders tax credit is allocated into historical results	5,698	41,927	7,626	121,193
2012 Retroactive biodiesel tax credit (2)	—	(373)	—	(57,745)
Adjusted EBITDA	$5,698	$41,554	$7,626	$63,448

(1)
In April 2014, we bought out the remaining life of the land lease at our Danville, Illinois facility and subsequently purchased the land. The amount represents the portion related to canceling the lease.

(2)
On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the reinstatement of the federal Biodiesel Mixture Excise Tax Credit for 2013 and the retroactive reinstatement of the credit for 2012. The retroactive credit for 2012 resulted in a net benefit to REG that was recognized in the first quarter of 2013, but which relates to the operating performance and results during 2012 and is thus reallocated to 2012.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash uses that we consider not to be an indication of ongoing operations;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•
Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc. is a leading North American advanced biofuels producer and developer of renewable chemicals. REG utilizes a nationwide production, distribution and logistics system as part of an integrated value chain model to focus on converting natural fats, oils and greases into advanced biofuels and converting diverse feedstocks into renewable chemicals. With 10 active biorefineries across the country, research and development capabilities, and a diverse and growing intellectual property portfolio, REG is committed to being a long-term leader in bio-based fuels and chemicals.
For more than a decade, REG has been a reliable supplier of advanced biofuels which meet or exceed ASTM quality specifications. REG sells REG-9000™ biodiesel to distributors so consumers can have cleaner burning fuels that help diversify the energy complex and increase energy security. REG-9000™ biodiesel is distributed in most states in the U.S. REG also markets ultra-low sulfur diesel and heating oil in the northeastern US.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the Company's future growth and the integration of Syntroleum and Dynamic Fuels. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2; changes in the spread between biodiesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; availability of federal and state governmental tax credits and incentives for biodiesel production; the effect of excess capacity in the biodiesel industry; unanticipated changes in the biodiesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biodiesel production or the development of energy alternatives to biodiesel; our ability to successfully implement our acquisition strategy; our ability to use the technology acquired from LS9 to produce renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; our ability to successfully integrate Syntroleum’s and Dynamic Fuels' assets and employees into our existing business; whether the Dynamic Fuels, LLC renewable diesel plant, will be able to produce renewable diesel profitably, if at all; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group, Inc. Todd Robinson Director, Investor Relations +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
REVENUES:
Biodiesel sales	$327,837	$340,111	$536,959	$529,366
Biodiesel government incentives	5,022	44,577	14,912	119,648
	332,859	384,688	551,871	649,014
Services	59	47	87	89
	332,918	384,735	551,958	649,103
COSTS OF GOODS SOLD:
Biodiesel	317,745	334,485	525,196	512,098
Services	22	69	47	129
	317,767	334,554	525,243	512,227
GROSS PROFIT	15,151	50,181	26,715	136,876
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,627	11,226	29,154	20,870
INCOME (LOSS) FROM OPERATIONS	(476)	38,955	(2,439)	116,006
OTHER INCOME (EXPENSE), NET:
Change in fair value of contingent consideration	384	—	384	—
Other income	384	93	432	210
Interest expense	(1,204)	(604)	(1,755)	(1,180)
	(436)	(511)	(939)	(970)
INCOME (LOSS) BEFORE INCOME TAXES	(912)	38,444	(3,378)	115,036
INCOME TAX BENEFIT (EXPENSE)	11,919	(15,314)	12,026	(45,503)
NET INCOME	11,007	23,130	8,648	69,533
PLUS—GAIN ON REDEMPTION OF PREFERRED STOCK	—	—	378	—
PLUS—CHANGE IN UNDISTRIBUTED DIVIDENDS ALLOCATED TO PREFERRED STOCKHOLDERS	—	839	—	—
LESS—DISTRIBUTED DIVIDENDS TO PREFERRED STOCKHOLDERS	—	(1,590)	(40)	(1,590)
LESS—EFFECT OF PARTICIPATING PREFERRED STOCK	—	(2,491)	—	(9,001)
LESS—EFFECT OF PARTICIPATING SHARE-BASED AWARDS	(172)	(315)	(128)	(935)
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$10,835	$19,573	$8,858	$58,007
NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$0.27	$0.63	$0.23	$1.87
DILUTED	$0.27	$0.62	$0.22	$1.87
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	39,939,346	31,292,910	39,119,430	30,967,903
DILUTED	39,954,587	36,683,764	39,129,136	36,655,958

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013
(in thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,623	$153,227
Marketable securities	70,289	—
Accounts receivable, net	48,419	82,911
Inventories	70,151	85,814
Prepaid expenses and other assets	40,302	25,568
Total current assets	284,784	347,520
Property, plant and equipment, net	445,969	286,044
Property, plant and equipment, net—variable interest entity	5,066	5,180
Goodwill	175,472	84,864
Intangible assets, net	29,753	4,867
Other assets	26,737	12,380
Restricted cash	101,315	—
TOTAL ASSETS	$1,069,096	$740,855
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$19,825	$10,986
Current maturities of long-term debt	6,557	6,729
Current maturities of long-term debt—variable interest entity	303	300
Accounts payable	49,688	48,727
Accrued expenses and other liabilities	12,935	12,305
Deferred income taxes	4,873	3,687
Deferred revenue	3,004	15,503
Total current liabilities	97,185	98,237
Unfavorable lease obligation	7,341	7,905
Deferred income taxes	2,955	2,691
Contingent consideration for acquisitions	40,470	—
Long-term debt	239,080	23,422
Long-term debt—variable interest entity	3,578	3,729
Other liabilities	4,834	6,838
Total liabilities	395,443	142,822
COMMITMENTS AND CONTINGENCIES (Note 15)
Series B preferred stock ($.0001 par value; 3,000,000 shares authorized; 0 and 143,313 shares outstanding; redemption amount $0 and $3,583, respectively)	—	3,963
EQUITY:
Company stockholders’ equity:
Common stock ($.0001 par value; 300,000,000 shares authorized; 42,306,595 and 36,506,221 shares outstanding, respectively)	4	4
Common stock—additional paid-in-capital	430,290	359,671
Warrants—additional paid-in-capital	147	147
Retained earnings	247,120	238,134
Accumulated other comprehensive loss	(22)	—
Treasury stock (530,898 and 530,898 shares outstanding, respectively)	(3,886)	(3,886)
Total stockholders’ equity	673,653	594,070
TOTAL LIABILITIES AND EQUITY	$1,069,096	$740,855